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                                                                   Exhibit 10.23




                  NONCOMPETITION AND CONFIDENTIALITY AGREEMENT

      This NONCOMPETITION AND CONFIDENTIALITY AGREEMENT (this "AGREEMENT") is made and entered into as of this ___ day of ___________, 2004, by and between PHOENIX FOOTWEAR GROUP, INC., a Delaware corporation ("BUYER"), ALTAMA DELTA CORPORATION, a Georgia corporation (the "COMPANY"), and W. WHITLOW WYATT ("STOCKHOLDER").

                                R E C I T A L S :

      A. Stockholder, Company and Buyer (the "BUYER") have entered into a Stock Purchase Agreement dated June 15, 2004 (such agreement, together with any and all agreements and instruments to be executed and delivered pursuant thereto and all schedules and exhibits thereto, all as the same may be amended, supplemented or modified from time to time, the "STOCK PURCHASE AGREEMENT") pursuant to which the Seller has agreed to sell to Buyer and Buyer has agreed to purchase from Seller all of the issued and outstanding shares of capital stock of the Company. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Stock Purchase Agreement.

      B. The Stockholder serves as director, President and Chief Executive Officer of the Company. As such, the Stockholder has unique knowledge and experience regarding the Company's business, and Buyer desires to be assured that confidential information and relationships pertaining to the Company's business and the goodwill of the Company will be preserved and protected and will inure to the benefit of Buyer and the Company after the closing of the transactions contemplated by the Stock Purchase Agreement (the "CLOSING").

      C. Stockholder acknowledges that the promises and restrictive covenants that Stockholder is providing in this Agreement are reasonable and necessary to the protection of Buyer's business and the Company Business (as defined below) and Buyer's legitimate interests in acquiring the Company pursuant to the Stock Purchase Agreement. Stockholder acknowledges that, in connection with the acquisition of the Company by Buyer, that in addition to the payment being made to Stockholder hereunder, Stockholder is receiving substantial benefits for the consummation of the transactions contemplated in the Stock Purchase Agreement, which benefits, along with the payments being made hereunder, constitute adequate consideration for the covenants in this Agreement.

      D. Stockholder understands and acknowledges that as an inducement for, and a material condition to, Buyer's consummation of the transactions contemplated in the Stock Purchase Agreement, Stockholder is entering into this Agreement.

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. CONSIDERATION.
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            (a) In consideration of (i) the Buyer's purchase of all of the outstanding capital stock of the Company from Stockholder, pursuant to the terms of the Stock Purchase Agreement, and (ii) quarterly payments during the first five (5) years after the date hereof by the Company to the Stockholder in immediately available funds in the amount of $100,000 each, for maximum total payments hereunder of $2,000,000, the Stockholder shall observe, abide by and honor his restrictions and obligations herein. Subject to the terms and conditions herein, the first such quarterly payment shall be paid upon the execution hereof and each remaining payment shall be due on the last day of each successive ninety (90) day period thereafter. If the Company fails to make a timely payment due hereunder, the Company shall not be in breach of this Agreement unless the Stockholder has first given written notice thereof to the Company and the Company fails to pay such amount within thirty (30) days after being given such notice in accordance with the terms hereof (such failure to pay after notice and expiration of the thirty (30) day cure period shall be referred to as a "DEFAULT").

            (b) Upon the occurrence of a Default, the Stockholder's sole and exclusive remedy shall be to elect during the first sixty (60) days after the Default, by written notice to the Company to (i) require the Company to promptly pay all payments provided for in this Agreement which have not been previously paid to Stockholder or offset against as permitted hereunder (i.e., $2,000,000 less the sum of the quarterly payments paid to Stockholder through the date of Default or offset against as permitted hereunder), or (ii) terminate this Agreement immediately on written notice to Buyer and Company and in such event no further payments of any kind shall be due to the Stockholder hereunder. Notwithstanding the foregoing, the Stockholder may not make an election pursuant to Section 1(b)(i) at any time that he is in breach of this Agreement, the Stock Purchase Agreement or the consulting agreement between Stockholder and the Company executed on even date herewith (the "CONSULTING AGREEMENT").

            (c) If the Stockholder makes an election pursuant to Section 1(b)(i), then the Stockholder shall continue to be bound by this Agreement and to observe and abide by all of his restrictions and obligations herein, provided such payment is made within sixty (60) days after the election is made. If a payment required by Section 1(b)(i) is not made within such sixty (60) day period, then the Stockholder's (but not the Company's) obligations under this Agreement shall be suspended from the first day thereafter until such payment is subsequently made by the Company to the Stockholder, provided such payment is made within twelve (12) months thereafter. If such payment is not made on or prior to the last day of such twelve (12) month period, then the Stockholder shall no longer be bound by this Agreement. If such payment is made on or prior to the last day of such twelve (12) month period, then the Stockholder shall become bound by this Agreement and obligated to observe and abide by his restrictions and obligations hereunder as of the date such payment is made and continuing thereafter for the remaining term of the Restrictive Period.

            (d) If the Stockholder makes an election pursuant to Section 1(b)(ii), then neither he nor the Company shall be bound by this Agreement after he delivers written notice of his election to the Buyer.

            (e) Notwithstanding the foregoing or anything else herein to the contrary in no event shall the Stockholder be relieved of breaches of this Agreement by him prior to the time

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his obligations hereunder are terminated or suspended.

      2. NONCOMPETITION.

            (a) Except as provided below, during the Restrictive Period (as defined below), the Stockholder shall not, within the United States of America and all territories, possessions and commonwealths thereof (including Puerto Rico, Guam and the U.S. Virgin Islands) or anywhere in the World where the Company conducts or solicits business, including, but not limited to, those countries listed on EXHIBIT A attached hereto:

                  (i) directly or indirectly, alone or with others, engage in any activity that is the same as, similar to or otherwise competitive with the Company's Business;

                  (ii) be or become an employee, officer, director, stockholder, owner, corporate affiliate, salesperson, co-owner, partner, trustee, promoter, founder, technician, engineer, analyst, agent, representative, material supplier, investor or lender, compensated consultant, advisor or manager of, or otherwise acquire or hold any interest in or otherwise engage in the providing of services to, any person or entity that engages in a business that is the same as, similar to or otherwise competitive with the Company's Business; or

                  (iii) permit Stockholder's name to be used in connection with a business that is the same as, similar to or otherwise competitive with the Company Business;

provided, however, that nothing in this Section 2 shall prevent Stockholder from
(A) owning as a passive investment less than 2.5% of the outstanding shares of the capital stock of a publicly-held corporation engaged in a business that is the same as, similar to or otherwise competitive with the Company's Business if Stockholder is not otherwise associated directly or indirectly with such corporation or any affiliate of such corporation, (B) owning less than a 5% interest in a venture capital fund, or (C) serving as an employee or consultant to the Company or owning capital stock of Buyer or its successors in interest.

            (b) Stockholder agrees to, and agrees that Buyer, Company and their respective officers, directors, employees, agents and representatives may (after providing 10 days written notice of the intent to do so), during the Restrictive Period, inform any person or entity for whom Stockholder performs services (or proposes to perform services) of the Stockholder's restrictions and undertakings hereunder.

            (c) During the Restrictive Period, without the Buyer's written consent, Stockholder shall not, either in his individual capacity or as an agent for or on behalf of another: (i) hire or offer to hire (as an employee, independent contractor or otherwise) any of the officers or employees of Buyer or its direct or indirect subsidiaries, including the Company; (ii) entice away or in any other manner persuade or attempt to persuade any of the any of the officers or employees of Buyer or its direct or indirect subsidiaries, including the Company, to discontinue their relationship with the Company or Buyer; (iii) contract, solicit, divert, or attempt to divert from Buyer or its direct or

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indirect subsidiaries, including the Company, any business whatsoever by influencing or attempting to influence any customer of the Buyer or its direct or indirect subsidiaries, including the Company, or any prospective client or customer with whom the Buyer or any of its direct or indirect subsidiaries, including the Company, has engaged in sales discussions prior to the termination of this Agreement; or (iv) contract, solicit, divert, or attempt to divert from the Buyer or any of its direct or indirect subsidiaries, including the Company, any supplier or vendor.

            (d) Stockholder agrees that he will not engage in any action or make any public or private comments (i) that disparages, disrupts or impairs Buyer's or the Company's normal operations or harms the reputation of Buyer, the Company or any of their directors, officers or employees with any of the Company's customers, suppliers or vendors, lenders or the public, or (ii) that interferes with Buyer's or the Company's existing contractual relationships.

            (e) For purposes of this Agreement, the following terms have the meanings given thereto:

            "COMPANY'S BUSINESS" means the manufacture, design, promotion, production, marketing, sale, sourcing and distribution of military specification combat boots; tactical and police duty boots; and combat boots for civilian use.

            "RESTRICTIVE PERIOD" means the period from the Closing until the fifth (5th) anniversary thereof; provided, however, in the event that the Stockholder violates the terms hereof by failing to observe or abide by any of his restrictions or obligations hereunder (excluding any period while his restrictions or obligations are suspended hereunder), the Restrictive Period shall be extended by the period of time equal to that period beginning when the activities constituting such breach commenced and ending when the activities constituting such breach terminated.

      3. CONFIDENTIAL INFORMATION.

            (a) The parties acknowledge and agree that:

                  (i) The Company's business includes confidential and proprietary information of the Company (including, but not limited to, the Company's business, financial condition, customer lists, marketing strategy, employee names, compensation amounts and formulas, billing amounts, research and development activities, products, methods of manufacture, trade secrets, processes, business or affairs or other confidential or proprietary information concerning the Company) (collectively, the "CONFIDENTIAL INFORMATION"), which Confidential Information shall include, without limitation, any information concerning the businesses and affairs of the Company that is not already generally available to the public (other than as a result of disclosure directly or indirectly by Stockholder or his agents or representatives in violation of this Section), provided, however, that Stockholder may disclose such information
(A) as compelled by any court decree, subpoena or legal or administrative order or process; (B) as is required by law so long as no other means are readily available; and (C) to Stockholder's agents who need to know such information for the purposes of assisting or advising the Stockholder in connection with tax, legal or accounting matters, it being agreed that such agents shall be informed by Stockholder of the confidential nature of such information and that before

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receiving such information they shall agree to be bound by this Agreement. The parties hereto agree that the failure of any Confidential Information to be marked or otherwise labeled as confidential or proprietary information shall not affect its status as Confidential Information.

                  (ii) The Confidential Information is confidential and proprietary, and the development and protection of the Confidential Information represents a substantial investment having a great economic and commercial value to Buyer and Company.

                  (iii) Buyer would be irreparably damaged if any of the Confidential Information was disclosed to, or used or exploited on behalf of, any person other than Buyer.

            (b) Stockholder covenants and agrees that he shall not, at any time, during the Restrictive Period, directly or indirectly, use, exploit, or disclose to any person or entity, without the prior written consent of Buyer, any Confidential Information, except as expressly authorized by Buyer and as permitted in Section 3(a) above. Stockholder further covenants and agrees that he shall deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information (other than financial, tax and accounting information of the Company which Stockholder may reasonably need to comply with tax and other legal obligations) which are in his possession.

            (c) In the event that Stockholder intends to disclose any Confidential Information as permitted by virtue of Section 3(a) above, he will first notify the Buyer in advance of the request or requirement so that the Buyer may seek an appropriate protective order at its expense.

      4. SPECIFIC PERFORMANCE; REMEDIES.

            (a) Stockholder acknowledges and agrees that Buyer and Company will suffer irreparable harm in the event that Stockholder breaches any of its obligations under this Agreement, and that monetary damages shall be inadequate to compensate Buyer and Company for any such breach. Stockholder agrees that in the event of any breach or threatened breach by Stockholder of any covenant, obligation or other provision contained in this Agreement, and after Buyer giving notice of such breach to Stockholder, the Company shall be entitled to cease making payments of the unpaid portion of the consideration set forth in
Section 1 above (which will be resumed upon cure of such breach within 90 days after being given written notice thereof) and, in addition, the Buyer and Company may seek any or all of the following rights and remedies (in addition to any other remedy that may be available), which shall be severally enforceable:

                  (i) A decree or order of specific performance to enforce the observance and performance of such covenant, obligation or other provision;

                  (ii) A temporary restraining order, preliminary injunction and an injunction restraining such breach or threatened breach or by any or all of Stockholder's agents, representatives or other persons directly or indirectly acting for, on behalf of, or with Stockholder, in all cases without the necessity of posting bond; or

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                  (iii) An accounting for and repayment to Buyer or Company (as they may direct) of all profits, compensation, commissions, remuneration, benefits or other payments or any kind whatsoever which Stockholder directly or indirectly has realized and/or may realize as a result of, growing out of or in connection with any transaction or event constituting a breach of his obligations herein.

      Stockholder acknowledges and agrees that he will continue to be bound by and that he will observe, abide by and honor his obligations hereunder even though the Company has ceased to make payments hereunder pursuant to a breach of this Agreement by Stockholder as provided for in this Section 4(a) or offset payments pursuant to Section 4(c) below.

            (b) The rights and remedies of Buyer and Company hereunder are not exclusive of or limited by any other rights or remedies which Buyer or Company may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Buyer and Company hereunder, and the obligations and liabilities of Stockholder hereunder, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, misappropriation of trade secrets and the like. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought by either party to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

            (c) The Buyer, the Company and the Stockholder acknowledge and agree that the Company may offset payments due under this Agreement to recover Overpaid Amounts (as defined in the Stock Purchase Agreement) or indemnification payments due Buyer or any Buyer Indemnitees under the Stock Purchase Agreement. During the first eighteen (18) months after the date hereof, the Company may exercise such right of offset only (i) to the extent that the "Market Value" of the shares of Buyer's common stock initially deposited by Buyer in escrow pursuant to the Escrow Agreement of even date herewith (the "ESCROW AGREEMENT") among the Buyer, the Stockholder and Manufacturers and Traders Trust Company is less than $2,500,000 or (ii) if the Escrow Amount, less any Disputed Securities (as defined in such Escrow Agreement) has been fully distributed to the Buyer and/or the Stockholder. For purposes of the foregoing, the "Market Value" of such shares shall be the average closing price of one share of Buyer's common stock on the American Stock Exchange for the twenty (20) consecutive trading days of such stock ending on the second trading day for such stock prior to the date on which the right of offset is exercised under this Section 2(c); for any other securities received for the shares initially deposited in escrow pursuant to the Escrow Agreement it shall mean the average closing price of such securities in the primary market where they trade for the twenty (20) consecutive trading days preceding the second (2nd) trading day for such securities prior to the date on which the right of offset is exercised under
Section 2(c) or in the absence of a trading market, the fair market value thereof determined by the Escrow Agent.. No such conditions shall apply to the right of offset at any time that the right of offset is exercised following the eighteen (18) months after the date hereof and at such time the right of offset shall be fully exercisable.

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      5. REASONABLENESS OF RESTRICTIONS. STOCKHOLDER HAS CAREFULLY READ AND
CONSIDERED THE PROVISIONS HEREOF AND, HAVING DONE SO, HEREBY AGREES THAT THE RESTRICTIONS SET FORTH IN SUCH SECTIONS ARE FAIR AND REASONABLE AND ARE REASONABLY REQUIRED FOR THE PROTECTION OF THE INTERESTS OF BUYER.

      6. MISCELLANEOUS.

            (a) Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be either hand delivered in person, sent by facsimile, sent by certified or registered first-class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications shall be effective upon receipt if hand delivered or sent by facsimile, five days after mailing if sent by mail, and one day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party may notify the other parties in accordance with this Section 6(a):

            If to Buyer:         Phoenix Footwear Group, Inc.
                                 5759 Fleet Street, Suite 220
                                 Carlsbad, California  92008
                                 Attention:  James R. Riedman, Chairman
                                 Facsimile No. (760) 602-9684

            If to Company:       Altama Delta Corporation
                                 5759 Fleet Street, Suite 220
                                 Carlsbad, California  92008
                                 Attention:  Richard E. White, CEO and President
                                 Facsimile No. (760) 602-9684

            with a copy to:      Woods Oviatt Gilman LLP
                                 Gordon E. Forth, Esq.
                                 700 Crossroads Building
                                 2 State Street
                                 Rochester, New York 14614
                                 Facsimile No. (585) 454-3968


            If to Stockholder:   W. Whitlow Wyatt
                                 2879 Rivermeade Drive
                                 Atlanta, Georgia  30327
                                 Facsimile No. (404) 885-1938

            with a copy to:      Morris, Manning & Martin, LLP
                                 1600 Atlanta Financial Center
                                 3343 Peachtree Road, N.E.
                                 Atlanta, Georgia 30326
                                 Attention:  J. F. "Sandy" Smith, Esq.
                                 Facsimile No. (404) 365-9632


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

            (b) Amendments. This Agreement may not be changed or modified in whole or in part except by a writing signed by the party against whom enforcement of the change or modification is sought.

            (c) Successors and Assigns. This Agreement will not be assignable by either Stockholder, the Company or Buyer, except that the rights and obligations of Buyer and the Company under this Agreement may be assigned to an entity which succeeds to the Company's Business and the rights and obligations of the Stockholder under this Agreement may be assigned by operation of law or contract upon the death of Stockholder, to Stockholder's heirs, decedents or representatives.

            (d) Governing Law. This Agreement will be governed by and interpreted according to the substantive laws of the State of Delaware without regard to such state's conflicts laws.

            (e) No Waiver. No failure on the part of Buyer, the Company or Stockholder to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Buyer or Stockholder in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Neither Buyer, the Company nor Stockholder shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

            (f) Severability. If any covenant set forth in this Agreement is determined by any court to be unenforceable by reason of its extending for too great a period of time or over too great a geographic area, or by reason of its being too extensive in any other respect, such covenant shall be interpreted to extend only for the longest period of time and over the greatest geographic area, and to otherwise have the broadest application as shall be enforceable. The invalidity or unenforceability of any particular provision hereof shall not affect the other provisions contained hereof, which shall continue in full force and effect. Without limiting the foregoing, the covenants contained herein shall be construed as separate covenants, covering their respective subject matters, with respect to each of the separate cities, counties and states of the United States, and each other country, and political subdivision thereof, in which Buyer and the Company now transacts any business.

            (g) Counterparts. This Agreement may be executed in counterparts which when taken together will constitute one instrument. Any copy of this Agreement with the original signatures of all parties appended will constitute an original.

            (h) Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.


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            (i) Entire Agreement. This Agreement and the other agreements and instruments referred to herein constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of trade inconsistent with any of the terms hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    ----------------------------
                                    W. Whitlow Wyatt

                                    PHOENIX FOOTWEAR GROUP, INC.


                                    By:
                                           ---------------------
                                    Name:  James R. Riedman
                                    Title: Chairman

                                    ALTAMA DELTA CORPORATION

                                    By:
                                           ---------------------
                                    Name:  Richard E. White
                                    Title: CEO and President




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                                    EXHIBIT A

          LIST OF COUNTRIES THAT COMPANY CONDUCTS OR SOLICITS BUSINESS

[List all 70 countries in which the Company does business]




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